Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2013, American Tower Corporation (“American Tower,” “we,” “our” or the “Company”), through its wholly-owned subsidiary American Tower Investments LLC, acquired (the “Acquisition”) 100% of the outstanding common membership interests of MIP Tower Holdings LLC (“MIPT”), a private real estate investment trust, which is the parent company of Global Tower Partners, and related companies, for a total purchase price of approximately $4.9 billion, subject to customary post-closing purchase price adjustments.

The preliminary purchase price of $4.8 billion was satisfied with approximately $3.3 billion in cash, including an aggregate of approximately $2.8 billion from borrowings under our $1.0 billion unsecured revolving credit facility entered into in January 2012, as amended (the “2012 Credit Facility”), and our $2.0 billion unsecured revolving credit facility entered into in June 2013, as amended (the “2013 Credit Facility”), and the assumption of approximately $1.5 billion of MIPT’s existing indebtedness. As of January 7, 2014, we have subsequently increased the estimated total purchase price by $14.5 million after certain post-closing purchase price adjustments, which would result in an estimated purchase price of approximately $4.9 billion. The additional purchase price adjustment of $14.5 million is reflected in Accrued expenses in the unaudited pro forma condensed combined balance sheet at September 30, 2013.

The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements of American Tower and MIPT and have been developed from the (i) audited consolidated financial statements of American Tower contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the unaudited condensed consolidated financial statements of American Tower contained in its Form 10-Q for the nine months ended September 30, 2013 and 2012 and (ii) audited consolidated financial statements of MIPT for the fiscal year ended December 31, 2012 and the unaudited condensed consolidated financial statements of MIPT for the nine months ended September 30, 2013 and 2012.

The adjustments set forth herein and described in the accompanying notes to the unaudited pro forma condensed combined financial statements are intended to reflect the impact of the Acquisition. The unaudited pro forma condensed combined balance sheet at September 30, 2013 is presented as if the Acquisition had been completed on September 30, 2013. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and 2012 and the year ended December 31, 2012 are presented as if the Acquisition had been completed on January 1, 2012. In addition, the unaudited pro forma condensed combined statements of operations reflect additional expense from the borrowings of approximately $1.0 billion under the 2012 Credit Facility and approximately $1.8 billion under the 2013 Credit Facility for the periods presented.

American Tower acquired 100% of the membership interests of MIPT. Certain subsidiaries conducting operations related to Mexico (“MIPT Mexico”) were excluded from the Acquisition. The “Acquisition Pro Forma Adjustments” included in the unaudited pro forma condensed combined statements of operations reflect the elimination of MIPT Mexico’s results of operations. For the nine months ended September 30, 2013 and 2012 and the year ended December 31, 2012, MIPT Mexico’s revenue represented approximately 1.3%, 0.1% and 0.2% of total MIPT consolidated revenue, respectively, and MIPT Mexico’s net loss represented approximately 1.8%, 0.3% and 1.2% of total MIPT consolidated net loss, respectively. MIPT’s assets and liabilities on the unaudited pro forma condensed combined balance sheet at September 30, 2013 do not include the MIPT Mexico balances.

Both MIPT’s and our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Acquisition occurred on the dates described above or to project our results of operations or financial position for any future date or period. The information does not reflect cost savings, operating synergies or revenue enhancements that may result from the Acquisition or the costs to achieve any such potential cost savings, operating synergies or revenue enhancements.

The information reflects our preliminary estimates of the allocation of the purchase price for MIPT based upon available information and certain assumptions that we believe are reasonable under the circumstances. The primary areas of the preliminary purchase price allocations that are not yet finalized relate to the fair value of property and equipment, intangible assets and goodwill. As indicated in Note 1 to the unaudited pro forma condensed combined financial statements, we made preliminary estimates of the fair values in order to prepare the unaudited pro forma condensed combined financial statements and the excess purchase price over the fair value of the acquired net assets has been recorded as goodwill. The valuations consist of a discounted cash flow analysis or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

Actual results may differ from the unaudited pro forma condensed combined financial statements once we determine the final purchase price of MIPT and have completed the valuations necessary to finalize the allocation of purchase price of the assets acquired and liabilities assumed. Decreases or increases in the fair value of assets acquired or liabilities assumed would result in a corresponding increase or decrease in the amount of goodwill. In addition, if the value of the tangible and intangible assets acquired is higher than the preliminary purchase price allocation, it may result in higher amortization and/or depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements and the accompanying notes should be read together with (1) American Tower’s audited consolidated financial statements and accompanying notes, at and for the fiscal year ended December 31, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in American Tower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on February 27, 2013, (2) American Tower’s unaudited condensed consolidated financial statements and accompanying notes at and for the nine months ended September 30, 2013 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in American Tower’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, which was filed with the SEC on October 30, 2013 and (3) MIPT’s audited consolidated financial statements at and for the fiscal year ended December 31, 2012, which was filed on American Tower’s Current Report on Form 8-K dated October 3, 2013.

AMERICAN TOWER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT SEPTEMBER 30, 2013

(dollars in thousands)

	American Tower	MIPT	Acquisition Pro Forma Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,040,353	35,989	(3,315,926)	(a)	$760,416
Restricted cash	132,019	—	31,658	(b)	163,677
Short-term investments	27,381	—	—		27,381
Accounts receivable, net	152,560	10,021	—		162,581
Prepaid and other current assets	365,792	26,375	—		392,167
Deferred income taxes	23,931	—	—		23,931

Total current assets	4,742,036	72,385	(3,284,268)		1,530,153

PROPERTY AND EQUIPMENT, net	5,878,826	911,599	378,544	(c)	7,168,969
GOODWILL	2,815,271	327,392	443,977	(d)	3,586,640
OTHER INTANGIBLE ASSETS, net	3,195,106	995,609	1,879,691	(e)	6,070,406
DEFERRED INCOME TAXES	219,373	—	—		219,373
DEFERRED RENT ASSET	878,124	38,868	(38,868)	(f)	878,124
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	452,584	32,285	(31,658)	(b)	453,211

TOTAL	$18,181,320	$2,378,138	$(652,582)		$19,906,876

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,845	$9,249	$—		$100,094
Accrued expenses	331,311	40,024	14,365	(g)	385,700
Distributions payable	110,937	—	—		110,937
Accrued interest	84,528	3,623	—		88,151
Current portion of long-term obligations	67,276	2,820	—		70,096
Unearned revenue	138,422	47,621	(14,669)	(h)	171,374

Total current liabilities	823,319	103,337	(304)		926,352

LONG-TERM OBLIGATIONS	12,578,532	1,627,427	(54,061)	(i)	14,151,898
ASSET RETIREMENT OBLIGATIONS	461,586	43,089	—		504,675
OTHER NON-CURRENT LIABILITIES	705,966	41,962	(35,894)	(j)	712,034

Total liabilities	14,569,403	1,815,815	(90,259)		16,294,959

COMMITMENTS AND CONTINGENCIES EQUITY:
Preferred stock	—	125	(125)		—
Common stock	3,973	900,049	(900,049)		3,973
Additional paid-in capital	5,097,325	—	—		5,097,325
Distributions in excess of earnings	(1,066,580)	(344,064)	344,064		(1,066,580)
Accumulated other comprehensive loss	(298,015)	(756)	756		(298,015)
Treasury stock	(207,740)	—	—		(207,740)

Total American Tower Corporation equity	3,528,963	555,354	(555,354)		3,528,963
Noncontrolling interest	82,954	6,969	(6,969)		82,954

Total equity	3,611,917	562,323	(562,323)	(k)	3,611,917

TOTAL	$18,181,320	$2,378,138	$(652,582)		$19,906,876

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

AMERICAN TOWER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(dollars in thousands)

	American Tower	MIPT	Acquisition Pro Forma Adjustments (*)	Notes	Acquisition Pro Forma	Other Pro Forma Adjustments	Notes	Pro Forma
REVENUES:
Rental and management	$2,363,207	$242,224	$(2,368)	(l)	$2,603,063	$—		$2,603,063
Network development services	56,231	—	—		56,231	—		56,231

Total operating revenues	2,419,438	242,224	(2,368)		2,659,294	—		2,659,294

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management	585,465	53,796	1,797	(m)	641,058	—		641,058
Network development services	22,839	—	—		22,839	—		22,839
Depreciation, amortization and accretion	555,334	136,313	11,547	(n)	703,194	—		703,194
Selling, general, administrative and development expense	298,737	59,719	(14,278)	(o)	344,178	—		344,178
Other operating expenses	35,686	3,608	2,092	(o)	41,386	—		41,386

Total operating expenses	1,498,061	253,436	1,158		1,752,655	—		1,752,655

OPERATING INCOME (LOSS)	921,377	(11,212)	(3,526)		906,639	—		906,639

OTHER INCOME (EXPENSE):
Interest income, TV Azteca	10,673	—	—		10,673	—		10,673
Interest income	5,468	145	(2)		5,611	—		5,611
Interest expense	(318,916)	(61,384)	17,366	(p)	(362,934)	(38,684)	(p)	(401,618)
Loss on retirement of long-term obligations	(37,967)	—	—		(37,967)	—		(37,967)
Other expense	(148,991)	(1,234)	512	(o)	(149,713)	—		(149,713)

Total other expense	(489,733)	(62,473)	17,876		(534,330)	(38,684)		(573,014)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	431,644	(73,685)	14,350		372,309	(38,684)		333,625
Income tax provision	(23,361)	—	—		(23,361)	—		(23,361)

NET INCOME (LOSS)	408,283	(73,685)	14,350		348,948	(38,684)		310,264
Net loss attributable to noncontrolling interest	43,068	4,350	(4,350)		43,068	—		43,068

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$451,351	$(69,335)	$10,000		$392,016	$(38,684)		$353,332

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$1.14				$0.99			$0.89

Diluted net income attributable to American Tower Corporation	$1.13				$0.98			$0.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	395,138				395,138			395,138

Diluted	399,275				399,275			399,275

(*)	Differences between amounts disclosed in the notes to the unaudited pro forma condensed combined financial statements and the Acquisition Pro Forma Adjustments column represent MIPT Mexico adjustments. In addition, adjustments recorded in Acquisition Pro Forma Adjustments column that do not have a corresponding note represent MIPT Mexico adjustments.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

AMERICAN TOWER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(dollars in thousands)

	American Tower	MIPT	Acquisition Pro Forma Adjustments (*)	Notes	Acquisition Pro Forma	Other Pro Forma Adjustments	Notes	Pro Forma
REVENUES:
Rental and management	$2,063,806	$208,822	$10,345	(l)	$2,282,973	$—		$2,282,973
Network development services	43,780	—	—		43,780	—		43,780

Total operating revenues	2,107,586	208,822	10,345		2,326,753	—		2,326,753

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management	506,120	49,337	3,668	(m)	559,125	—		559,125
Network development services	22,153	—	—		22,153	—		22,153
Depreciation, amortization and accretion	465,788	127,393	20,317	(n)	613,498	—		613,498
Selling, general, administrative and development expense	237,891	33,713	(6,368)	(o)	265,236	—		265,236
Other operating expenses	35,150	3,180	6,229	(o)	44,559	—		44,559

Total operating expenses	1,267,102	213,623	23,846		1,504,571	—		1,504,571

OPERATING INCOME (LOSS)	840,484	(4,801)	(13,501)		822,182	—		822,182

OTHER INCOME (EXPENSE):
Interest income, TV Azteca	10,715	—	—		10,715	—		10,715
Interest income	6,253	2	—		6,255	—		6,255
Interest expense	(297,622)	(56,990)	17,360	(p)	(337,252)	(39,172)	(p)	(376,424)
Loss on retirement of long-term obligations	(398)	(9,317)	—		(9,715)	—		(9,715)
Other expense	(19,468)	(43)	91	(o)	(19,420)	—		(19,420)

Total other expense	(300,520)	(66,348)	17,451		(349,417)	(39,172)		(388,589)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	539,964	(71,149)	3,950		472,765	(39,172)		433,593
Income tax provision	(64,117)	—	—		(64,117)	—		(64,117)
Income on equity method investments	25	—	—		25	—		25

NET INCOME (LOSS)	475,872	(71,149)	3,950		408,673	(39,172)		369,501
Net loss attributable to noncontrolling interest	25,732	33,804	(33,804)		25,732	—		25,732

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$501,604	$(37,345)	$(29,854)		$434,405	$(39,172)		$395,233

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$1.27				$1.10			$1.00

Diluted net income attributable to American Tower Corporation	$1.26				$1.09			$0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	394,626				394,626			394,626

Diluted	399,084				399,084			399,084

(*)	Differences between amounts disclosed in the notes to the unaudited pro forma condensed combined financial statements and the Acquisition Pro Forma Adjustments column represent MIPT Mexico adjustments.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

AMERICAN TOWER CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(dollars in thousands)

	American Tower	MIPT	Acquisition Pro Forma Adjustments (*)	Notes	Acquisition Pro Forma	Other Pro Forma Adjustments	Notes	Pro Forma
REVENUES:
Rental and management	$2,803,490	$285,662	$11,392	(l)	$3,100,544	$—		$3,100,544
Network development services	72,470	—	—		72,470	—		72,470

Total operating revenues	2,875,960	285,662	11,392		3,173,014	—		3,173,014

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management	686,681	66,680	4,491	(m)	757,852	—		757,852
Network development services	35,798	—	—		35,798	—		35,798
Depreciation, amortization and accretion	644,276	171,523	25,472	(n)	841,271	—		841,271
Selling, general, administrative and development expense	327,301	45,104	(8,076)	(o)	364,329	—		364,329
Other operating expenses	62,185	3,202	7,383	(o)	72,770	—		72,770

Total operating expenses	1,756,241	286,509	29,270		2,072,020	—		2,072,020

OPERATING INCOME (LOSS)	1,119,719	(847)	(17,878)		1,100,994	—		1,100,994

OTHER INCOME (EXPENSE):
Interest income, TV Azteca	14,258	—	—		14,258	—		14,258
Interest income	7,680	—	(2)		7,678	—		7,678
Interest expense	(401,665)	(76,540)	22,826	(p)	(455,379)	(52,229)	(p)	(507,608)
Loss on retirement of long-term obligations	(398)	(9,317)	—		(9,715)	—		(9,715)
Other expense	(38,300)	(66)	108	(o)	(38,258)	—		(38,258)

Total other expense	(418,425)	(85,923)	22,932		(481,416)	(52,229)		(533,645)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	701,294	(86,770)	5,054		619,578	(52,229)		567,349
Income tax provision	(107,304)	—	—		(107,304)	—		(107,304)
Income on equity method investments	35	—	—		35	—		35

NET INCOME (LOSS)	594,025	(86,770)	5,054		512,309	(52,229)		460,080
Net loss attributable to noncontrolling interest	43,258	41,226	(41,226)		43,258	—		43,258

NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$637,283	$(45,544)	$(36,172)		$555,567	$(52,229)		$503,338

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$1.61				$1.41			$1.28

Diluted net income attributable to American Tower Corporation	$1.60				$1.39			$1.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	394,772				394,772			394,772

Diluted	399,287				399,287			399,287

(*)	Differences between amounts disclosed in the notes to the unaudited pro forma condensed combined financial statements and the Acquisition Pro Forma Adjustments column represent MIPT Mexico adjustments. In addition, adjustments recorded in Acquisition Pro Forma Adjustments column that do not have a corresponding note represent MIPT Mexico adjustments.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

1.	Acquisition

On October 1, 2013, American Tower, through its wholly-owned subsidiary American Tower Investments LLC, acquired 100% of the outstanding common membership interest of MIPT, and related companies, for a total purchase price of approximately $4.9 billion, subject to customary post-closing purchase price adjustments.

The following summarizes the total purchase price and funding sources (in thousands):

Cash consideration	$3,315,926
Assumption of existing indebtedness at historical cost	1,527,621
Incremental estimated purchase price adjustment	14,536

Estimated total purchase price	$4,858,083

Borrowings under the 2012 Credit Facility	$963,000
Borrowings under the 2013 Credit Facility	1,853,000
Cash on hand	499,926
Incremental estimated purchase price adjustment	14,536

Total sources of funds	$3,330,462

The following summarizes the preliminary purchase price allocation as if the Acquisition had occurred on September 30, 2013 (in thousands):

Assets to be acquired:
Cash and cash equivalents	$35,989
Restricted cash	31,658
Accounts receivable, net	10,021
Prepaid and other current assets	26,375
Property and equipment	1,290,143
Goodwill	771,369
Other intangible assets	2,875,300
Notes receivable and other non-current assets	627

$5,041,482
Liabilities to be assumed:
Accounts payable	9,249
Accrued expenses	39,853
Accrued interest	3,623
Current portion of long-term obligations	2,820
Unearned revenue	32,952
Long-term obligations	1,573,366
Asset retirement obligations	43,089
Other non-current liabilities	6,068

$1,711,020

Net assets to be acquired	$3,330,462

2.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited condensed combined balance sheet are as follows (in thousands):

a)	Cash and Cash Equivalents. Represents $3.3 billion of cash consideration paid for the Acquisition.

b)	Restricted Cash. Represents an adjustment of $31.7 million from Notes receivable and other non-current assets to Restricted cash to conform to American Tower’s presentation of restricted cash.

c)	Property and Equipment, net. Represents net adjustments of $378.5 million to reflect the preliminary fair value of Property and equipment as of September 30, 2013. Property and equipment is expected to be depreciated on a straight-line basis over estimated useful lives that will range from 5 to 37 years, subject to the finalization of the post-closing purchase price allocation. The pro forma adjustment for Property and equipment consisted of the following:

Acquisition Pro Forma Adjustments
Fair value of property and equipment (i)	$1,290,143
Elimination of MIPT property and equipment, net	(911,599)

Pro forma property and equipment adjustment	$378,544

(i)	Acquisition Pro Forma Adjustments	Estimated Useful Life
Towers	$536,574	Up to 20 years
Easements	498,252	20 to 37 years
Land	229,709	N/A
Construction in progress	20,571	N/A
Furniture and fixtures	5,000	5 years
Building	37	Up to 20 years

Property and equipment	$1,290,143

d)	Goodwill. Represents the adjustment to record goodwill as a result of the Acquisition. We allocated the preliminary purchase price paid to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of September 30, 2013. The excess of the purchase price paid over the estimated fair values of the assets acquired and liabilities assumed has been recorded as goodwill:

Acquisition Pro Forma Adjustments
Goodwill resulting from the Acquisition	$771,369
Elimination of existing MIPT goodwill	(327,392)

Pro forma goodwill adjustment	$443,977

e)	Other Intangible Assets, net. Represents an adjustment of $1.9 billion primarily reflecting the fair value of the intangible assets acquired of $2.9 billion less MIPT’s existing net intangible assets of $1.0 billion at September 30, 2013. The pro forma adjustment for other intangible assets consisted of the following:

Acquisition Pro Forma Adjustments
Other intangible assets (i)	$2,875,300
Elimination of MIPT other intangible assets, net	(995,609)

Pro forma other intangible asset adjustment	$1,879,691

(i)     The identifiable intangible assets consist of network location and customer relationships. The estimated intangible assets are expected to be amortized on a straight-line basis over estimated useful lives of up to 20 years, subject to the finalization of the purchase price allocation.

	Acquisition Pro Forma Adjustments	Estimated Useful Life
Network location	$338,600	Up to 20 years
Customer relationships	2,536,700	20 years

Other intangible assets	$2,875,300

f)	Deferred Rent Asset. Represents an adjustment of $38.9 million to eliminate MIPT’s existing straight-line asset balance for tenant leases. The pro forma deferred rent asset balance at September 30, 2013 represents American Tower’s historical balance as the fair value of the straight-line assets acquired from MIPT at September 30, 2013 is zero.

g)	Accrued Expense. Represents an adjustment of $14.4 million primarily due to an estimated preliminary purchase price adjustment of $14.5 million, which is partially offset by $0.1 million to eliminate MIPT’s existing straight-line liability balance for an office building.

h)	Unearned Revenue. Represents the elimination of $14.7 million of MIPT unearned revenue related to payments received from tenants for tower modifications as we did not assume any future performance obligations associated with these payments. As these amounts had been considered an element of associated leasing transactions, they had been deferred and amortized over the lease term.

i)	Long-Term Obligations. The pro forma adjustment for long-term obligations consisted of the following:

Acquisition Pro Forma Adjustments
Premium related to fair value of debt acquired	52,996
Elimination of MIPT discount on debt acquired	1,443
Payment of MIPT outstanding line of credit	(108,500)

Pro forma long-term obligations adjustment	$(54,061)

j)	Other Non-Current Liabilities. The adjustment of $35.9 million relates to the elimination of MIPT’s existing straight-line liability balance for ground leases. The pro forma deferred rent liability balance at September 30, 2013 represents American Tower’s historical balance as the fair value of the straight-line liability acquired from MIPT at September 30, 2013 is zero.

k)	Equity. Represents adjustments to eliminate MIPT’s historical equity balances.

3.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations do not include any non-recurring charges, including transaction related fees and expenses incurred by American Tower and MIPT. The pro forma adjustments included in the unaudited condensed combined statements of operations are as follows (in thousands):

l)	Rental and Management Revenue. Represents adjustments primarily due to a net increase in straight-line revenue of $3.3 million, $11.9 million and $13.9 million for the nine months ended September 30, 2013 and 2012, and the year ended December 31, 2012, respectively. The increase was partially offset by the Acquisition Pro Forma Adjustments to eliminate MIPT Mexico’s revenue and MIPT’s deferred revenue items.

	For the nine months ended September 30,		For the year ended December 31, 2012
	2013	2012
Elimination of MIPT historical straight-line revenue	$(8,668)	$(5,779)	$(8,733)
Elimination of MIPT deferred revenue items	(2,518)	(1,352)	(1,904)
American Tower recomputed straight-line revenue	11,990	17,706	22,616
Elimination of MIPT Mexico revenue	(3,172)	(230)	(587)

Pro forma rental and management revenue adjustment	$(2,368)	$10,345	$11,392

m)	Rental and Management Expense. Represents adjustments primarily related to a net increase in straight-line expense for ground leases with contractual fixed escalations of $3.1 million, $3.8 million and $4.8 million for the nine months ended September 30, 2013 and 2012, and the year ended December 31, 2012, respectively. This increase is partially offset by the elimination of MIPT Mexico’s rental and management expense.

	For the nine months ended September 30,		For the year ended December 31, 2012
	2013	2012
Elimination of MIPT historical straight-line expense	$(5,287)	$(5,390)	$(7,275)
American Tower recomputed straight-line expense	8,399	9,187	12,112
Elimination of MIPT Mexico expense	(1,315)	(129)	(346)

Pro forma rental and management expense adjustment	$1,797	$3,668	$4,491

n)	Depreciation, Amortization and Accretion. Reflects additional depreciation, amortization and accretion expense of $11.5 million, $20.3 million and $25.5 million for the nine months ended September 30, 2013 and 2012 and the year ended December 31, 2012, respectively. MIPT’s tangible and intangible assets were adjusted to fair value at acquisition and the additional expense is reflective of the increased asset basis. The adjustments were calculated using the straight-line method over the estimated useful lives discussed in notes c and e in the Notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

	For the nine months ended September 30,		For the year ended December 31, 2012
	2013	2012
Elimination of MIPT depreciation, amortization and accretion	$(136,313)	$(127,393)	$(171,523)
Other intangible asset amortization	107,824	107,824	143,765
Property and equipment depreciation	38,458	38,458	51,277
Accretion on acquired assets	1,578	$1,428	$1,953

Pro forma depreciation, amortization and accretion adjustment	$11,547	$20,317	$25,472

o)	Selling, General, Administrative and Development Expense (“SG&A”), Other Operating Expenses and Other Expense. Represents adjustments to conform to American Tower’s presentation, elimination of MIPT Mexico’s expenses and adjustments for non-recurring charges, including transaction related fees and expenses.

	For the nine months ended September 30,		For the year ended December 31, 2012
	2013	2012
Selling, General, Administrative and Development Expense
Reclassification to Other operating expenses to conform to American Tower’s presentation	$(3,437)	$(6,229)	$(7,383)
Reclassification from Other expense to conform to American Tower’s presentation	492	253	240
Elimination of MIPT Mexico’s SG&A	(1,727)	(392)	(933)
Elimination of MIPT’s non-recurring expenses	(9,606)	—	—

Pro forma SG&A expense adjustment	$(14,278)	$(6,368)	$(8,076)

Other Operating Expenses
Reclassification from SG&A to conform to American Tower’s presentation	$3,437	$6,229	$7,383
Elimination of American Tower’s non-recurring expenses	(1,345)	—	—

Pro forma Other operating expenses adjustment	$2,092	$6,229	$7,383

Other Expense
Reclassifications to SG&A to conform to American Tower’s presentation	$(492)	$(253)	$(240)
Elimination of MIPT Mexico’s Other expense	(20)	162	132

Pro forma Other expense adjustment	$(512)	$(91)	$(108)

p)	Interest Expense. The Acquisition Pro Forma Adjustments represent the elimination of MIPT’s historical deferred financing expense and discount amortization, the amortization of premium on debt assumed from MIPT and the elimination of interest on MIPT’s outstanding line of credit which was repaid in full upon the Acquisition. The Acquisition Pro Forma Adjustments are offset by the Other Pro Forma Adjustments which represent the additional interest related to the acquisition indebtedness incurred by American Tower.

	For the nine months ended September 30,		For the year ended December 31, 2012
	2013	2012
Acquisition Pro Forma Adjustments
Elimination of MIPT deferred financing expense and discount amortization	$(5,473)	$(5,076)	$(6,725)
Elimination of interest on MIPT outstanding line of credit	(3,076)	(3,467)	(4,345)
Amortization of premium on debt assumed in Acquisition	(8,817)	(8,817)	(11,756)

Pro forma interest expense adjustment	$(17,366)	$(17,360)	$(22,826)

Other Pro Forma Adjustments
Interest on acquisition indebtedness	$38,684	$39,172	$52,229